                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               888 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10106
                                ----------------
                              TEL: (212) 787-9400
                              TEL: (212) 787-6124



                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Infotopia, Inc. on Form S-8 of our report dated July 9, 2000 appearing in the Current Report on Form 8-K/A filed on July 11, 2000 of Infotopia, Inc. for the nine month period ended March 31, 2000 and for the year ended June 30,1999.


                          /s/ MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                          MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                          Certified Public Accountants


New York, New York
August 24, 2000


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